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                                                                    Exhibit 10.3

                             SECURED PROMISSORY NOTE

         FOR VALUE RECEIVED, Jeffrey R. Rodek ("Mr. Rodek"), hereby promises to pay Hyperion Solutions Corporation (the "Holder") the sum of One Million Dollars ($1,000,000.00) plus interest thereon.


         SECTION 1. MATURITY. All principal and interest payable under this Note shall be due on the earlier to occur of (i) the date thirty (30) days following the termination of Mr. Rodek's service as an employee or director of, or consultant to, Holder or one of Holder's subsidiaries and (ii) October 11, 2005 (the "Maturity Date"). Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Mr. Rodek for cancellation.


         SECTION 2. INTEREST. Interest on the outstanding principal amount shall be cumulative, accrue at the rate of 6.02% per annum and be paid in cash.


         SECTION 3. DEFAULT. The failure by Mr. Rodek to pay all principal and interest payable hereunder within ten (10) business days of the Maturity Date when the same shall have become due and payable shall constitute an event of default ("Event of Default"):


         SECTION 4. ACCELERATION. Upon an Event of Default, all principal and interest payable hereunder shall become immediately due and payable to Holder.


         SECTION 5. ENFORCEMENT COSTS. Mr. Rodek shall pay all expenses, including attorneys' fees, reasonably incurred by Holder in the preservation, realization, enforcement or exercise of any of Holder's rights under this Note.


         SECTION 6. WAIVER. Presentment, protest, notice of protest, notice of dishonor, and notice of nonpayment are waived with respect to any proceeds to which Holder is entitled hereunder, and any rights to direct the application of payments for security for indebtedness of Mr. Rodek hereunder, and any right to require proceedings against others or to require exhaustion of security, are waived.


         SECTION 7. NOTICES. Any notice required to be given or delivered to Mr. Rodek shall be in writing and addressed to Mr. Rodek at the address set forth below his name on the signature line of this Note or to such superseding address as given to Holder in writing by Mr. Rodek.


         Any notice required to be given or delivered to Holder under the terms of this Note shall be in writing and addressed to Holder at the following address:

                  Hyperion Solutions Corporation
                  1344 Crossman Avenue
                  Sunnyvale, California 94089
                  Attention:  Larry J. Braverman, General Counsel


All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
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         SECTION 8. LAW GOVERNING. The interpretation, performance and enforcement of this Note shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

         IN WITNESS WHEREOF, Jeffrey R. Rodek has executed this Secured Promissory Note to be effective on this 11th day of October, 1999.


                                               /s/ Jeffrey R. Rodek
                                               -----------------------
                                               Jeffrey R. Rodek

                                        Address:
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